Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 19, 2004 relating to the financial statements and financial statement schedules, which appears in PalmSource, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2004. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 4, 2005